                                  EXHIBIT 21

                      Fifth Third Bancorp Subsidiaries

                                                       Jurisdiction
                                                            of
Name                                                  Incorporation
- ----                                                  -------------

The Fifth Third Bank                                     Ohio

     The Fifth Third Company                             Ohio

     The Fifth Third Leasing Company                     Ohio

     Fifth Third Securities, Inc.                        Ohio

     Midwest Payment Systems, Inc.                       Ohio

The Fifth Third Bank of Columbus                         Ohio

The Fifth Third Bank of Northwestern Ohio,
     National Association                                Federal

The Fifth Third Bank of Southern Ohio                    Ohio

The Fifth Third Bank of Western Ohio,
     National Association                                Federal

Fifth Third Community Development Company                Ohio

Fountain Square Management Co.                           Ohio

Fifth Third Bank of Northern Kentucky, Inc.              Kentucky

Fifth Third Bank of Central Kentucky, Inc.               Kentucky

The Fifth Third Bank of Central Indiana                  Indiana

The Fifth Third Bank of Southeastern Indiana             Indiana

Fountain Square Insurance Company                        Arizona

Fifth Third Trust Co. & Savings Bank, FSB                Federal